SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2002

                                    PDI, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                     0-24249                 22-2919486
(State or other jurisdiction     (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)

             10 Mountainview Road,
            Upper Saddle River, NJ                       07458
    (Address of principal executive office)           (Zip Code)

                                 (201) 258-8450
               Registrant's telephone number, including area code:


   ---------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events

      On November 12, 2002, the Registrant issued the following press release:

              PDI REPORTS THIRD QUARTER 2002 FINANCIAL RESULTS AND
                             PROVIDES 2003 GUIDANCE

               PDI and Lilly mutually agree to terminate Evista(R)
                agreement effective December 31, 2002 PDI reduces
         SG&A through headcount reductions and facilities consolidation
             PDI projects $0.40 to $0.45 per share earnings for 2003

Upper Saddle River, New Jersey (Tuesday, November 12, 2002). PDI, Inc. (Nasdaq:PDII) a commercial sales and marketing partner to the biopharmaceutical and medical devices and diagnostics industries, today announced its third quarter financial results and that it has taken the steps necessary to return the company to profitability in 2003.

Third Quarter and Nine Months ended September 30, 2002 - Results As Reported

(dollars in millions, except per share data)

                   Quarter ended September 30,  Nine months ended September 30,
                   ---------------------------  -------------------------------
                         2002      2001             2002       2001
                         ----      ----             ----       ----

Net revenue           $  64.6   $ 115.7          $ 205.0    $ 432.7
Operating (loss)        (22.5)    (29.5)           (41.9)      (6.4)
Net (loss)            $ (14.3)  $ (17.3)         $ (25.8)   $  (1.9)
(Loss) per share      $ (1.02)  $ (1.24)         $ (1.84)   $ (0.14)

Third Quarter Results

Net total revenue for the quarter ended September 30, 2002 was $64.6 million, 44.2% less than net total revenue of $115.7 million for the quarter ended September 30, 2001. There was an operating loss of $22.5 million for the quarter ended September 30, 2002 compared to an operating loss of $29.5 million for the quarter ended September 30, 2001. There was a net loss of $14.3 million for the quarter ended September 30, 2002 compared to a net loss of $17.3 million for the quarter ended September 30, 2001. The net loss per share for the quarter ended September 30, 2002 was $1.02 compared to a net loss per share of $1.24 for the quarter ended September 30, 2001.

Nine Months Results

Net total revenue for the nine months ended September 30, 2002 was $205.0 million, 52.6% lower than net total revenue of $432.7 million for the nine months ended September 30, 2001. There was an operating loss of $41.9 million for the nine months ended September 30, 2002 compared to an operating loss of $6.4 million for the nine months ended September 30, 2001. There was a net loss of $25.8 million for the nine months ended September 30, 2002 compared to a net loss of $1.9 million for the nine months ended September 30, 2001. There was a net loss per share of $1.84 for the nine months ended September 30, 2002 compared to a net loss per share of $0.14 for the nine months ended September 30, 2001.

Third Quarter and Nine Months ended September 30, 2002 - Results Reflecting the Effect of Special Charges


(dollars in millions, except
      per share data)                Quarter ended September 30, 2002  Nine months ended September 30, 2002
      ---------------                --------------------------------  ------------------------------------
                                                        Effect of                         Effect of
                                         As Reported  Special Charges    As Reported   Special Charges
                                         -----------  ---------------    -----------   ---------------
Net revenue as reported                     $ 64.6       $ 64.6            $ 205.0       $ 205.0
                                            ======       ======            =======       =======
Operating (loss) as reported                 (22.5)       (22.5)             (41.9)        (41.9)
Special charges:
  Restructuring activities                                  1.2                              1.2
  Evista unused sales force capacity                        2.4                              6.2
  Evista contract operating activities                      6.7                             24.4
  Evista contract loss reserve                              7.8                              7.8
Operating (loss)                             (22.5)        (4.4)             (41.9)         (2.3)
Net (loss)                                  $(14.3)      $ (2.6)           $ (25.8)      $  (0.4)
                                            ======       ======            =======       =======
(Loss) per share                            $(1.02)      $(0.18)           $ (1.84)      $ (0.03)
                                            ======       ======            =======       =======

Third Quarter Results

Special charges (see Table above) impacting the operating loss for the quarter ended September 30, 2002 include restructuring charges, non-recurring charges and accelerated depreciation totaling $1.2 million (restructuring activities); $2.4 million of unused Evista sales force capacity; $6.7 million of actual third quarter Evista operating losses and a $7.8 million reserve for losses estimated to be incurred through the December 31, 2002 Evista contract termination date. Excluding these special charges, the third quarter operating loss, net loss and net loss per share were $4.4 million, $2.6 million and $0.18, respectively.

Nine Months Results

Special charges (see Table above) impacting the operating loss for the nine months ended September 30, 2002 include restructuring charges, non-recurring charges and accelerated depreciation totaling $1.2 million (restructuring activities); $6.2 million of unused Evista sales force capacity; $24.4 million of actual year-to-date Evista operating losses and a $7.8 million reserve for losses estimated to be incurred through the December 31, 2002 Evista contract termination date. Excluding these special charges, the nine-month operating loss, net loss and net loss per share were $2.3 million, $0.4 million and $0.03, respectively.

Termination of Evista Agreement

On November 11, 2002, PDI and Eli Lilly and Company mutually agreed to terminate, as of December 31, 2002, the agreement whereby PDI provides sales support for Evista.

Charles T. Saldarini, vice chairman and chief executive officer of PDI, said, "We held the belief that the joint promotional efforts of PDI and Lilly would boost Evista sales sufficiently for us to realize our revenue and profit goals, but that has clearly not occurred. In addition we were unsuccessful in fully leveraging the sales force. We are very pleased to put this agreement behind us and to focus our organization and our investors on our improving outlook and long term business strategy."

Reduction of SG&A and Forward-Looking Guidance

PDI further announced that it has effected a corporate restructuring in response to the ongoing contraction in demand for its sales and marketing services. As a result, PDI will incur an aggregate of $6.4 million of restructuring charges, non-recurring charges and accelerated depreciation spread between the third and fourth quarters of 2002 and a minimal amount in the second quarter of 2003. These charges consist of headcount reduction and facilities consolidation, including $3.6 million in severance costs, $1.7 million in facilities consolidation costs, $0.3 million in fixed asset write-offs and $0.8 million of accelerated depreciation related to the planned disposals of fixed assets.

Giving effect to its restructuring and cost savings measures, PDI announced the following projected revenue, earnings per share and selected balance sheet information:

     (dollars in millions, except    Quarter ending          Year ending
           per share data)          December 31, 2002      December 31, 2003
           ---------------          -----------------      -----------------

      Revenue                            $65 to $70          $250 to $260
      Earnings per share              $0.08 to $0.10 *      $0.40 to $0.45
      Cash and cash equivalents          $75 to $80           $85 to $90
      Working capital                    $90 to $95          $100 to $105

      *     Excluding restructuring charges

"We have eliminated the uncertainties surrounding the Evista program that have adversely impacted 2002 results, and we are again able to provide visibility on our future financial performance and look forward to rewarding our shareholders with a return to profitability. After giving effect to the fourth quarter charges announced today, we expect to make $0.08 to $0.10 per share in the fourth quarter of 2002 and $0.40 to $0.45 per share in 2003," stated Saldarini. "We have carefully analyzed our cost infrastructure in light of our evolving business model and have implemented cost saving initiatives that we believe will result in projected SG&A savings in 2003 of approximately $14 million. We have accomplished this without adversely affecting our business model and growth strategy." He added, "PDI maintains a strong balance sheet which will be a valuable asset in successfully implementing our 2003 business plan".

Webcast and Conference Call

PDI will conduct a live webcast of its Earnings Release Briefing at 9:00 AM EDT on Wednesday, November 13, 2002. The live webcast of the event will be accessible through PDI's website, www.pdi-inc.com and will be archived on the website for future on-demand replay. For those without Internet access, the call can be accessed by dialing 1-877-423-4030 and asking for the PDI Earnings Release Conference Call.

About PDI

PDI is a commercial partner providing sales and marketing solutions to the biopharmaceutical and medical devices and diagnostics industries. PDI provides customized solutions for our clients, but can also license, acquire or develop products.

PDI's services include marketing research, medical education and communications, managed markets and trade relations, and after sales support, along with sales teams, both dedicated and shared.

For more information, visit the Company's website at www.pdi-inc.com.

This press release contains forward-looking statements regarding the timing and financial impact of the Company's ability to implement its business plan, expected revenues, earnings per share and success during the fourth quarter of 2002 and calendar 2003. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, changes in our operating expenses, adverse patent or FDA developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation PDI's Annual Report on Form 10-K for the year ended December 31, 2001. The forward looking-statements in this press release are based upon management's reasonable belief as of the date hereof. PDI disclaims any obligation to update these statements.

                                    PDI, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                      September 30,      December 31,
                                                                          2002              2001
                                                                       -----------       ----------
                                                                       (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents .......................................      $  83,941       $ 160,043
   Short-term investments ..........................................          1,869           7,387
   Inventory, net ..................................................             --             442
   Accounts receivable, net of allowance for doubtful accounts of
       $986 and $3,692 as of September 30, 2002 and December 31,
       2001, respectively ..........................................         24,245          52,640
   Unbilled costs and accrued profits on contracts in progress .....          9,333           6,898
   Deferred training ...............................................          3,193           5,569
   Other current assets ............................................         17,504           8,101
   Deferred tax asset ..............................................         24,041          24,041
                                                                          ---------       ---------
Total current assets ...............................................        164,126         265,121
Net property, plant & equipment ....................................         19,951          21,044
Other long-term assets .............................................         14,396          16,506
                                                                          ---------       ---------
Total assets .......................................................      $ 198,473       $ 302,671
                                                                          =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ................................................      $   4,685       $   9,493
   Accrued returns, rebates and sales discounts ....................         17,590          68,403
   Accrued contract losses .........................................          7,781          12,256
   Accrued incentives ..............................................         15,319          22,213
   Accrued salaries and wages ......................................          5,472           7,167
   Unearned contract revenue .......................................          8,026          10,878
   Other accrued expenses ..........................................         11,477          21,026
                                                                          ---------       ---------
Total current liabilities ..........................................         70,350         151,436
                                                                          ---------       ---------
Long-term liabilities:
     Deferred tax liability ........................................            950             300
                                                                          ---------       ---------
Total long-term liabilities ........................................            950             300
                                                                          ---------       ---------
Total liabilities ..................................................      $  71,300       $ 151,736
                                                                          ---------       ---------

Stockholders' equity:
   Common stock, $.01 par value, 100,000,000 shares authorized:
     shares issued and outstanding, September 30, 2002 - 14,063,438,
     December 31, 2001 - 13,968,097; restricted shares
     issued and outstanding, September 30, 2002 - 44,325,
     December 31, 2001 - 15,388 ....................................      $     141       $     140
   Preferred stock, $.01 par value, 5,000,000 shares authorized, no
     shares issued and outstanding .................................             --              --
Additional paid-in capital .........................................        104,252         102,757
Additional paid-in capital, restricted .............................          1,547             954
Retained earnings ..................................................         22,236          48,008
Accumulated other comprehensive loss ...............................           (141)            (79)
Unamortized compensation costs .....................................           (752)           (735)
Treasury stock, at cost: 5,000 shares ..............................           (110)           (110)
                                                                          ---------       ---------
Total stockholders' equity .........................................      $ 127,173       $ 150,935
                                                                          ---------       ---------
Total liabilities & stockholders' equity ...........................      $ 198,473       $ 302,671
                                                                          =========       =========

                                    PDI, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                                Three Months Ended         Nine Months Ended
                                                                   September 30,               September 30,
                                                                   -------------              --------------
                                                                  2002         2001         2002         2001
                                                                  ----         ----         ----         ----
                                                                                  (unaudited)
Revenue
   Service, net .............................................   $ 64,353    $  71,129    $ 198,546    $ 214,005
   Product, net .............................................        215       44,544        6,438      218,676
                                                                --------    ---------    ---------    ---------
      Total revenue, net ....................................     64,568      115,673      204,984      432,681
                                                                --------    ---------    ---------    ---------
Cost of goods and services
   Program expenses (including related party amounts of
     $4 and $100 for the quarters ended September 30, 2002
     and 2001, and $109 and $685 for the nine months
     ended September 30, 2002 and 2001, respectively) .......     67,475       59,529      200,473      168,245
   Cost of goods sold .......................................         --       51,823           --      167,561
                                                                --------    ---------    ---------    ---------
      Total cost of goods and services ......................     67,475      111,352      200,473      335,806
                                                                --------    ---------    ---------    ---------

Gross (loss) profit .........................................     (2,907)       4,321        4,511       96,875

Operating expenses
   Compensation expense .....................................      9,157        9,282       26,210       29,459
   Other selling, general & administrative expenses .........      9,433       24,560       19,207       73,833
   Restructuring and other non-recurring charges ............        972           --          972           --
                                                                --------    ---------    ---------    ---------
     Total operating expenses ...............................     19,562       33,842       46,389      103,292
                                                                --------    ---------    ---------    ---------
Operating loss ..............................................    (22,469)     (29,521)     (41,878)      (6,417)
Other income, net ...........................................        459          999        1,704        4,407
                                                                --------    ---------    ---------    ---------
Loss before tax benefit .....................................    (22,010)     (28,522)     (40,174)      (2,010)
Benefit for income taxes ....................................     (7,696)     (11,266)     (14,403)         (85)
                                                                --------    ---------    ---------    ---------
Net loss ....................................................   $(14,314)   $ (17,256)   $ (25,771)   $  (1,925)
                                                                ========    =========    =========    =========

Basic net loss per share ....................................   $  (1.02)   $   (1.24)   $   (1.84)   $   (0.14)
                                                                ========    =========    =========    =========
Diluted net loss per share ..................................   $  (1.02)   $   (1.24)   $   (1.84)   $   (0.14)
                                                                ========    =========    =========    =========

Basic weighted average number of shares outstanding .........     14,063       13,876       14,012       13,858
                                                                ========    =========    =========    =========
Diluted weighted average number of shares outstanding .......     14,063       13,876       14,012       13,858
                                                                ========    =========    =========    =========

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PDI, INC.


                                       By: /s/  Charles T. Saldarini
                                           Charles T. Saldarini, Vice Chairman
                                            and Chief Executive Officer

Date:    November 13, 2002